                                                                  Exhibit 3.1(N)


                            ARTICLES OF INCORPORATION
                                       OF
                              MIRACLE FRUIT COMPANY


            ONE: The name of this corporation is

                     MIRACLE FRUIT COMPANY

            TWO: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

            THREE: The name and address in this state of the corporation's initial agent for service of process is:

                        William G. Myers
                        Ladera Ranch
                        Ojai, California  93023

            FOUR: The corporation is authorized to issue only one class of shares, which shall be designated "common" shares and shall have a par value of $1 per share. The total authorized number of such shares which may be issued is 100,000 shares.

            DATED:      September 12, 1979.

                                    /s/ Kenneth R. Bender
                                        -------------------------------
                                        KENNETH R. BENDER
                                        Incorporator
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            I declare that I am the person who executed the above Articles of
Incorporation, and such instrument is my act and deed.

                                    /s/ Kenneth R. Bender
                                        -------------------------------
                                        KENNETH R. BENDER
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NAME CHG.   TO BLUE GOOSE GROWERS, INC.


                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                              MIRACLE FRUIT COMPANY



            WILLIAM G. MYERS and CARL F. HUNTSINGER certify that:

            1. They are the President and the Assistant Secretary, respectively, of MIRACLE FRUIT COMPANY, a California corporation.

            2. Article ONE of the Articles of Incorporation of this corporation is amended to read as follows:

            "The name of this corporation is "BLUE GOOSE GROWERS, INC."

            3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

            4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

                                        /s/ William G. Myers
                                            -------------------------------
                                            William G. Myers, President

                                        /s/ Carl F. Huntsinger
                                            -------------------------------
                                            Carl F. Huntsinger,
                                            Assistant Secretary
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            The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

            EXECUTED at Los Angeles, California on October 1, 1979.


                                        /s/ William G. Myers
                                            -------------------------------
                                            William G. Myers

                                       /s/ Carl F. Huntsinger
                                           -------------------------------
                                           Carl F. Huntsinger
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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           BLUE GOOSE GROWERS, INC.
                            a California corporation


            DAVID R. SMITH and PATRICK A. NIELSON certify that:

            1. They are the President and Secretary, respectively, of Blue Goose Growers, Inc., a California corporation.

            2. Article FIVE of the Articles of Incorporation of this corporation is added as follows:

            "FIVE: This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable, to the fullest extent permissible under California law."

            3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

            4. The foregoing Amendment of Articles of Incorporation has been approved by the required shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 100. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

            We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

            Dated as of the 11th day of June, 1990.


                                    /s/ David R. Smith
                                        -------------------------------
                                        David R. Smith

                                    /s/ Patrick A. Nielson
                                        -------------------------------
                                        Patrick A. Nielson
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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           BLUE GOOSE GROWERS, INC.
                            a California corporation


            DAVID R. SMITH and PATRICK A. NIELSON certify that:

            1. They are the President and Secretary, respectively, of BLUE GOOSE GROWERS, INC., a California corporation.

            2. Article ONE of the Articles of Incorporation of this corporation is amended to read as follows:

            "The name of this corporation is "DOLE CITRUS".

            3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

            4. The foregoing Amendment of Articles of Incorporation has been approved by the required shareholders in accordance with Section 902 of the California Corporation Code. The total number of outstanding shares is 100. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

            We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

            Dated as of the 15th day of February, 1991.


                                    /s/ David R. Smith
                                        -------------------------------
                                        David R. Smith
                                        President

                                    /s/ Patrick A. Nielson
                                        -------------------------------
                                        Patrick A. Nielson
                                        Secretary